Exhibit 4.13

ELONG, INC.

STOCK OPTION PLAN

1.    Purpose.

The purpose of the eLong, Inc. Stock Option Plan (the “Plan”) is to provide for the grant of stock options as an incentive to selected directors, officers, employees and consultants of eLong, Inc. (the “Company”) and any Subsidiary of the Company to acquire a proprietary interest in the Company, to continue as directors, officers, employees and consultants and to increase their efforts on behalf of the Company.

2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)    ”Acquiror” shall mean an entity which acquires the Company pursuant to a Change of Control.

(b)    “Affiliate” shall mean a person or entity that controls, is controlled by, or is under common control with, the Company.

(b)    “Auriana Investors” has the meaning set forth in the Shareholders’ Agreement dated April 18, 2001 among the Company and its shareholders identified therein (the “Shareholders Agreement”).

(c)    “Billable Investors” has the meaning set forth in the Shareholders’ Agreement.

(d)    “Board “ shall mean the Board of Directors of the Company.

(e)    “Change of Control” shall mean

(i)    the occurrence of any of the following events prior to the consummation of an IPO: (A) the direct or indirect sale or exchange by the stockholders of the Company of all of substantially all of the stock of the Company to any person or entity, if the stockholders of the Company before such sale or exchange do not retain directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Acquiror after such sale or exchange; (B) a merger or consolidation with any entity, if the stockholders of the Company before such merger or consolidation do not retain directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving entity after such merger or consolidation; (C) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (D) a liquidation or dissolution of the Company (The consummation of an IPO shall not be deemed to constitute a Change in Control for the purposes of this Plan); or

(ii)    the occurrence of any of the following events occur after the consummation of an IPO: (A) the public announcement that a person or entity, other than a person or entity that was an Affiliate immediately prior to the transaction, has become the beneficial owner of 20% or more of the voting power of all securities of the Company then outstanding in one transaction or series of transactions, (B) the commencement of a tender offer or tender exchange by any person other than an Affiliate, if upon the consummation thereof such person would be the beneficial owner of 20% or more of the voting power of all securities of the Company then outstanding; (C) the individuals who constituted the Board of Directors of the Company on the date this Plan was adopted cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination was approved by at least three quarters of such incumbent Board of Directors shall be considered as though such person were an incumbent director; (D) a merger or consolidation with any entity if the stockholders of the Company before such merger or consolidation do not retain directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving entity after such merger or consolidation; (E) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (F) a liquidation or dissolution of the Company.

(f)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)    “Committee” shall mean the committee described in Section 3.

(h)    “Company” shall mean eLong, Inc., a British Virgin Islands corporation, and any successor corporation.

(i)    “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

(j)    “Fair Market Value” means, as of any date, the value of Stock or other property determined as follows:

(i)    If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)    If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock for the last market trading day prior to the time of determination; or

(iii)    In the absence of an established market for the Stock, or if Fair Market Value is in reference to property other than Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

(k)    “Grantee” shall mean an officer, director, employee or consultant of the Company to whom an Option has been granted under the terms of the Plan.

(l)    “Incentive Stock Option” shall mean an option granted under the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(m)    “IPO” shall mean the initial public offering by the Company of shares of its securities which results in the listing of such securities on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market.

(n)    “Nonemployee Director” shall mean a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3.

(o)    “Non-Qualified Stock Option” shall mean an option granted under the Plan that is not intended to be an Incentive Stock Option.

(p)    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q)    “Option Agreement” shall mean a written agreement between the Company and a Grantee as described in Section 6.

(r)    “Outside Director” shall mean a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code.

(s)    “Plan” shall mean this elong, Inc. Stock Option Plan, as amended from time to time.

(t)    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

(u)    “Stock” shall mean Common Stock of the Company or such other securities or property as may become subject to Options pursuant to an adjustment made under Section 8.

(v)    “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.    Administration.

(a)    The Plan shall be administered by a committee (the “Committee”) designated by the Board. The Committee shall consist of at least two directors and may consist of the entire Board; provided, however, that (i) if the Committee consists of less than the entire Board, each member shall be a Nonemployee Director, (ii) to the extent necessary for an Option intended to qualify as performance-based compensation under Section 162(m) of the Code to so qualify, each member of the Committee shall be an Outside Director and (iii) if the Committee consists of less than the entire Board, at least one of the members must be a director nominated by the Auriana Investors and at least one of the members must be a director nominated by the Billable Investors.

(b)    The Committee shall have plenary authority in its discretion, subject only to the express provisions of the Plan and, in reference to the Incentive Stock Options, to Code Section 422:

(i)    to select the Grantees, the number of shares of Stock subject to each Option and terms of the Option granted to each Grantee (including without limitation the period during which such Option can be exercised and any restrictions on exercise), provided that, in making its determination, the Committee shall consider the position and responsibilities of the individual, the nature and value to the Company of his or her services and accomplishments, the individual’s present and potential contribution to the success of the Company and any other factors that the Committee may deem relevant;

(ii)    to determine the dates of the Option grants;

(iii)    to prescribe the form of the Option Agreements;

(iv)    to adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings;

(v)    to decide all questions and settle all controversies and disputes of general applicability that may arise in connection with the Plan; and

(vi)    to modify or amend any outstanding Option as provided in Section 7(h).

All decisions, determinations and interpretations with respect to the foregoing matters shall be made by the Committee and shall be final and binding upon all persons. Decisions by the Committee regarding the selection of grantees, the number of shares of stock subject to each Option and the terms of each Option must be unanimous.

(c)    Exculpation.    No member of the Board or Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under it unless such action or failure to take action constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this subsection shall not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or federal law.

(d)    Indemnification.    Each member of the Board or Committee shall be entitled without further act on his part or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Memorandum of Association, Articles of Association or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under it in which he or she may be involved by reason of being or having been a member of the Board or Committee at the time of the action, suit or proceeding.

4.    Effectiveness and Termination of the Plan.

The Plan shall become effective as of April 18, 2001, provided that the Plan is approved by the stockholders of the Company within one year of its adoption. Any Option outstanding at the time of termination of the Plan shall remain in effect in accordance with its terms and conditions and those of the Plan. The Plan shall terminate on the earliest of:

(a)    April 18th, 2011; or

(b)    the date when all shares of Stock reserved for issuance under Section 5 of the Plan shall have been acquired through exercise of Options granted under the Plan; or

(c)    such earlier date as the Board may determine.

5.    The Stock.

The aggregate number of shares of Stock issuable under the Plan shall be 5,500,000 shares or the number and kinds of shares of capital stock or other securities substituted for the Stock as provided in Section 8. The aggregate number of shares of Stock issuable under the Plan may be set aside out of the authorized but unissued shares of Stock not reserved for any other purpose, or out of shares of Stock held in or acquired for the treasury of the Company. All shares of Stock subject to an Option that terminates unexercised for any reason may thereafter be subjected to a new Option under the Plan.

6.    Option Agreement.

Each Grantee shall enter into an Option Agreement with the Company setting forth the terms and conditions of the Option issued to the Grantee, consistent with the Plan. The form of Option Agreement may be established at any time or from time to time by the Committee. No Grantee shall have rights in any Option unless and until an Option Agreement is entered into with the Company.

7.    Terms and Conditions of Options.

Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, Options granted under the Plan shall be subject to the following terms and conditions:

(a)    Grantees.    The Grantees shall be those employees of the Company or its Subsidiaries (including officers and directors), and those consultants to the Company or its Subsidiaries, selected by the Committee. Options granted under the Plan may either be Incentive Stock Options or Non-Qualified Stock Options. No Incentive Stock Options shall be granted to (i) any person who is not a resident of the United States for federal income tax purposes; (ii) any person owning Stock or other capital stock in the Company possessing more than 10% of the total combined voting power of all classes of capital stock of the Company, unless such Incentive Stock Option meets the requirements of 7(b) and 7(e); or (iii) any director who is not an employee of the Company, or (iv) any consultant.

(b)    Price.    The exercise price of an Option shall be no less than the Fair Market Value of the Stock, without regard to any restriction, at the time the Option is granted.

(c)    Payment for Stock.    The exercise price of an Option shall be paid in full at the time of the exercise (i) in cash, or (ii) by certified check payable to the Company, or (iii) by other mode of payment (e.g., stock) as the Committee may approve.

(d)    Limitation.    Notwithstanding any provision of the Plan to the contrary, an Option shall not be treated as an Incentive Stock Option to the extent the aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of Stock for which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year exceeds $100,000.

(e)    Duration and Exercise of Options.    Options may be exercised for terms of up to but not exceeding ten years from the date of grant. Subject to the foregoing, Options shall be exercisable at the times and in the amounts (up to the full amount thereof) determined by the Committee at the time of grant. If an Option granted under the Plan is exercisable in installments the Committee shall determine what events, if any, will make it subject to acceleration.

(f)    Termination of Services.    Upon the termination of a Grantee’s services for the Company or its Subsidiaries for any reason, Options held by the Grantee may only be exercised to the extent and during the period, if any, set forth in the Option Agreement.

(g)    Transferability of Option.    No Option shall be transferable except by will or the laws of descent and distribution. An Option shall be exercisable during the Grantee’s lifetime only by the Grantee.

(h)    Modification, Extension and Renewal of Options.    Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution thereof. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Grantee, alter or impair any rights or obligations under any Option theretofore granted under the Plan or adversely affect the status of an Incentive Stock Option.

(i)    Other Terms and Conditions.    Option Agreements may contain any other provision not inconsistent with the Plan that the Committee deems appropriate.

8.    Adjustment for Changes in the Stock.

(a)    In the event the shares of Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise), then there shall be substituted for or added to each share of Stock theretofore or thereafter subject to an Option the number and kind of shares of capital stock or other securities into, which each outstanding share of Stock shall be changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. The price and other terms of outstanding Options shall also be appropriately amended to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Stock, or of any capital stock or other securities into which the Stock shall have been changed or for which it shall have been exchanged, if the Committee shall, in its sole discretion, determine that the change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, then adjustments shall be made in accordance with its determination.

(b)    Fractional shares resulting from any adjustment in Options pursuant to this Section 8 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option that shall have been so adjusted, and the adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

(c)    Notwithstanding Section 8(a), the Committee shall have the power, in the event of the disposition of all or substantially all of the assets of the Company, or the dissolution of the Company, or the merger or consolidation of the Company, or the making of a tender offer to purchase all or a substantial portion of outstanding Stock of the Company, to amend all outstanding Options (upon such conditions as it shall deem fit) to (i) permit the exercise of Options prior to the effective date of the transaction and to terminate all unexercised Options as of that date, or (ii) require the forfeiture of all Options, provided the Company pays to each Grantee the excess of the Fair Market Value of the Stock subject to the Option over the exercise price of the Option, or (iii) make any other provisions that the Committee deems equitable.

(d)    If the Company is subject to a Change of Control and does not exercise its rights under Section 8(c), the Acquiror shall assume the Company’s rights and obligations with respect to all then outstanding Options granted under this Plan. The Acquiror may substitute options to acquire its own stock having equal value (calculated as of the date of the Change of Control) for such outstanding Options.

9.    Amendment of the Plan.

The Board may amend the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent deemed desirable to carry out the Plan without action on the part of the stockholders of the Company; provided, however, that, except as provided in Section 8 and this Section 9, unless the stockholders of the Company shall have first approved thereof (i) the total number of shares of Stock subject to the Plan shall not be increased, (ii) no Option shall be exercisable more than ten years after the date it is granted, (iii) the expiration date of the Plan shall not be extended, (iv) no amendment shall permit the exercise price of any Option to be less than the Fair Market Value of the Stock at the time of grant, increase the number of shares of Stock to be received on exercise of an Option, materially increase the benefits accruing to a Grantee under an Option or modify the eligibility requirements for participation in the Plan, and (v) any amendment for which the Board of Directors deems stockholder approval necessary in order to comply with Rule 16b-3.

10.    Interpretation and Construction.

The interpretation and construction of any provision of the Plan by the Committee shall be final, binding and conclusive for all purposes.

11.    Application of Funds.

The proceeds received by the Company from the sale of Stock pursuant to this Plan will be used for general corporate purposes.

12.    No Obligation to Exercise Option.

The granting of an Option shall impose no obligation upon the Grantee to exercise an Option.

13.    Plan Not a Contract of Employment.

Neither the Plan nor any Option Agreement is a contract of employment, and the terms of employment of any Grantee shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any Grantee for a continuance of employment; nor shall it interfere with the right of the Company (or its Subsidiary, if applicable) to discharge the Grantee.

14.    Expense of the Plan.

All of the expenses of administering the Plan shall be paid by the Company.

15.    Compliance with Applicable Law.

Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for shares of Stock issuable upon exercise of an Option unless and until the Company is advised by its counsel that the issuance and delivery of the certificates is in compliance with all applicable laws, regulations of government authorities and requirements of any exchange upon which shares of Stock are traded. The Company shall in no event be obligated to register any securities pursuant to the United States Securities Act of 1933 (as now in effect or as hereafter amended) or the securities laws of any other country or to take any other action in order to cause the issuance and delivery of certificates to comply with any of those laws, regulations or requirements. The Committee may require, as a condition of the issuance and delivery of certificates and in order to ensure compliance with those laws, regulations and requirements, that the Grantee make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable. Each Option shall be subject to the further requirement that if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Stock subject to the Option, under any securities exchange requirements or under any applicable law, or the consent or approval of any regulatory body, is necessary in connection with the granting of the Option or the issuance of Stock thereunder, the Option may not be exercised in whole or in part unless the listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

16.    Governing Law.

Except to the extent preempted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

17.    No Rights as a Stockholder.

A Grantee shall have no rights as a stockholder with respect to any Stock covered by an Option until the date of issuance of a certificate or certificates for the Stock for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as set forth in Section 8, above.

18.    Effective Date of the Plan.

The Plan shall become effective if and when the Company’s Board of Directors approves the Plan, provided that no Option may be exercised unless and until the Plan has been approved by the holders of a majority of the shares of Common Stock of the Company outstanding and entitled to vote at a stockholders’ meeting.

Adopted and declared effective by the Board of Directors of the Company as of April 18, 2001. Approved by the holders of all of the shares of Common Stock of the Corporation entitled to vote by effective as of April 18, 2001.

Schedule of Stock Option Plan Amendments

Section 7(g) of the Stock Option Plan was amended and restated by the Board of Directors of the Company on April 23, 2004 such that said Section 7(g) was replaced with the following new Section 7(g):

“(g)    Transferability of Option. No Incentive Stock Option shall be transferable except by will or the laws of descent, provided that:

i)    with the consent of the option holder, an Incentive Stock Option may be converted into a Non-Qualified Stock Option and such Non-Qualified Stock Option shall be transferable in accordance with the clause below with the consent of the Chief Executive Officer for employees who are not executive officers and for all other persons with the consent of the Board of Directors; and

ii)    no Non-Qualified Stock Option shall be transferable except by will, the laws of descent or except such Non-Qualified Stock Option shall be transferable in accordance with the clause below with the consent of the Chief Executive Officer for employees who are not executive officers and for all other persons with the consent of the Board of Directors, in its sole discretion, may allow;

iii)    An option shall be exercisable during the Grantee’s lifetime, only by the Grantee; provided however, that where the Board of Directors or the Chief Executive Officer has allowed the Grantee to transfer his or her Non-Qualified Stock Option during the Grantee’s lifetime, then such Non-Qualified Stock Option shall only be exercisable by the transferor.”